EXHIBIT (D)(1)


                  MANAGEMENT AND INVESTMENT ADVISORY AGREEMENT


     This MANAGEMENT AND INVESTMENT ADVISORY AGREEMENT dated as of December 3, 1999 by and between EAGLE FUNDS (the "Fund"), a Massachusetts Business Trust, and RANSON & ASSOCIATES, INC. (the "Manager"), a Kansas corporation registered under the Investment Advisers Act of 1940.

    1. (a) Retention of Manager by Fund. The Fund hereby employs the Manager to act as the investment advisor for and to manage the investment and reinvestment of the assets of The Nasdaq 100 Index Fund (the "Series"), a series of the Fund, in accordance with such Series' investment objective and policies and restrictions, and to administer its affairs to the extent requested by, and subject to the review and supervision of, the trustees of the Fund (the "Trustees") for the period and upon the terms herein set forth. The investment of funds shall be subject to all applicable restrictions of the Agreement and Declaration of Trust and By-laws of the Fund as may from time to time be in force.

        (b) Manager's Acceptance of Employment and Service Provided. The Manager accepts such employment and agrees during such period to manage the investment operations of the Fund and Series, subject to the terms of this Agreement and to the supervision and control of the Trustees. Manager agrees to perform or arrange for the performance of the following services with respect to the Series: to supply investment research; to manage the Series' portfolio (including without limitation the selection of securities or other investments for the Series to purchase, hold, lend or sell) in a manner consistent with the Series' investment objectives, policies and restrictions as set forth in written documents furnished by the Fund to the Manager, the Fund's Agreement and Declaration of Trust and By-laws, all securities, commodities and tax laws and regulations applicable to the Fund and Series, and any other written limitations or directions furnished by the Trustees to the Manager; to select brokers through whom the Series' portfolio transactions are executed, in accordance with the policies adopted by the Series and its Board of Trustees; to administer the business affairs of the Series; to furnish offices and necessary facilities and equipment to the Series; to provide clerical, bookkeeping and other administrative services for the Series (other than those services to be provided by the Fund's underwriter, custodian, transfer agent and administrator pursuant to the Fund's agreements with these respective parties on behalf of the Series); to render periodic reports to the Trustees of the Fund; to permit any of its officers or employees to serve without compensation as Trustees or officers of the Fund if elected to such positions; to make available to the Fund promptly upon request all the Series' records and ledgers and any reports or information reasonably requested by the Fund; to the extent required by law, to furnish to regulatory authorities any information or reports relating to the services provided in this Agreement; to make recommendations as to the manner in which voting rights, rights to consent to Fund or Series action, and any other rights pertaining to Fund or the Series shall be exercised; and to use reasonable efforts to manage the Series so that it will qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended.

     Except as otherwise instructed from time to time by the Trustees, with respect to execution of transactions for the Fund on behalf of the Series, Manager shall place, or arrange for the placement of, all orders for purchases,



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sales, or loans with issuers, brokers, dealers or other counterparts or agents selected by Manager. In connection with the selection of all such parties for the placement of all such orders, Manager shall attempt to obtain most favorable execution and price, but may nevertheless in its sole discretion as a secondary factor, purchase and sell portfolio securities from and to brokers and dealers who provide Manager with statistical, research and other information, analysis, advice, and similar services. In recognition of such services or brokerage services provided by a broker or dealer, Manager is hereby authorized to pay such broker or dealer a commission or spread in excess of that which might be charged by another broker or dealer for the same transaction if the Manager determines in good faith that the commission or spread is reasonable in relation to the value of the services so provided.

     Manager may, where it deems to be advisable, aggregate orders for its other customers together with any securities of the same type to be sold or purchased for the Fund or the Series (or other series of the Trust) in order to obtain best execution or lower brokerage commissions. In such event, Manager shall allocate the shares so purchased or sold, as well as the expenses incurred in the transaction, in a manner it considers to be equitable and fair and consistent with its fiduciary obligation to the Fund, the Series, and Manager's other customers.

        (c) The Manager may, at its option, retain one or more subadvisors at Manager's own cost and expense for the purpose of providing one or more of the services of Manager described in this Agreement with respect to the Fund and the Series; provided, however, that any appointment of a subadvisor shall be subject to the initial and periodic approvals required under Section 15 of the Investment Company Act of 1940 (the "1940 Act"). Retention of a subadvisor shall in no way reduce the responsibilities or obligations of Manager under this Agreement, and Manager shall be responsible to the Fund and Series for all acts or omissions of any subadvisor in connection with the performance of Manager's duties hereunder. The Manager agrees to give the Fund prompt written notice of any termination of or notice to terminate any subadvisor agreement.

        (d) Independent Contractor. The Manager shall be deemed to be an independent contractor under this Agreement and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

        (e) Non-Exclusive Agreement. The services of the Manager to the Series under this Agreement are not to be deemed exclusive, and the Manager shall be free to render similar services or other services to others, so long as its services hereunder are not impaired thereby.

    2. (a) Fee. For the services and facilities described in Section 1, the Series will pay to the Manager at the end of each calendar month an investment management fee equivalent on an annual basis to .50 of 1% of its average daily net assets.

        (b) Proration. For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration of the Manager's fee on the basis of the number of days that the Agreement is in effect during such month and year, respectively.


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    3.  Expenses.  Except to the extent expressly assumed by Manager herein or under a separate agreement between Fund and Manager and except to the extent required by law to be paid by Manager, Manager shall not be obligated to pay any costs or expenses incidental to the organization, operations or business of the Fund. Without limitation, such costs and expenses shall include but not be limited to: the Manager's fees; any expenses for services rendered by a custodian, depository or other agency for the safekeeping of the Series' securities or other property, for keeping its books of account, for any other charges of the custodian, depository, or other agency and for calculating the net asset value of the Series as provided in the Agreement and Declaration of Trust of the Fund; all compensation of the Trustees (other than those affiliated with the Manager and other than those affiliated with the distributors of the Fund, if the distributors have agreed to pay such compensation), all expenses incurred in connection with their services to the Fund, and all expenses of meetings of the Trustees and committees thereof; charges and expenses of independent accountants, of legal counsel and of any transfer or dividend disbursing agent; all brokers' commissions and other costs of acquiring, disposing or lending of portfolio securities; interest (if any) on obligations incurred by the Fund; costs of share certificates (if any); membership dues in the Investment Company Institute or any similar organization; costs of reports and notices to shareholders; all expenses incidental to holding shareholder meetings, including printing and of supplying each record-date shareholder with notice and proxy solicitation material, and all other proxy solicitation expense; all expenses of printing of annual or more recent revisions of Fund prospectuses and supplying then-existing shareholders with a copy of a revised prospectus; all expenses of bond and insurance coverage required by law or deemed advisable by the Board of Trustees; costs of registering shares of the Fund and maintaining such registration under the Federal securities laws and of qualifying and maintaining qualification of Fund and of the Fund's shares for sale under securities laws of various states or other jurisdictions; all charges for accounting services provided to Fund by Manager or any other provider of such services; all charges for equipment or services used for obtaining price quotations or for communication between Manager or Fund and the custodian, transfer agent or any other agent selected by the Fund; miscellaneous expenses and all taxes and fees to federal, state or other governmental agencies, domestic or foreign, including all stamp or other transfer taxes, and the filing of corporate documents or otherwise. The Fund shall not pay or incur any obligation for any management or administrative expenses for which the Fund intends to seek reimbursement from the Manager without first obtaining the written approval of the Manager. The Manager shall arrange, if desired by the Fund, for officers or employees of the Manager to serve, without compensation from the Fund, as Trustees, officers or agents of the Fund if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by law.

    4. Allocation of Expenses Borne by the Fund. Any expenses borne by the Fund that are attributable solely to the organization, operation or business of the Series shall be paid solely out of the Series' assets. Any expense borne by the Fund which is not solely attributable to the Series, nor solely to any other series of shares of the Fund, shall be apportioned in such manner as Manager determines is fair and appropriate, or as otherwise specified by the Board of Trustees.


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    5.  Expenses Borne By Manager.  Manager at its own expense shall furnish all executive and other personnel, office space, and office facilities required to render the investment management and administrative services set forth in this Agreement.

     In the event that Manager pays or assumes any expenses of the Fund or the Series not required to be paid or assumed by Manager under this Agreement, Manager shall not be obligated hereby to pay or assume the same or similar expense in the future; provided that nothing contained herein shall be deemed to relieve Manager of any obligation to the Fund or the Series under any separate agreement or arrangement between the parties.

    6. Interested Persons. Subject to applicable statutes and regulations, it is understood that Trustees, officers, shareholders and agents of the Fund are or may be interested in the Manager as directors, officers, shareholders and agents or otherwise, and that the directors, officers, shareholders and agents of the Manager may be interested in the Fund as Trustees, officers, shareholders, agents or otherwise.

    7. Liability. The Manager shall not be liable for any error of judgment or of law, or for any loss suffered by the Series in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Manager in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

    8. (a) Term. This Agreement shall become effective on the date hereof and shall remain in full force until the second anniversary of the date hereof unless sooner terminated as hereinafter provided. This Agreement shall continue in force from year to year thereafter, but only as long as such continuance is specifically approved at least annually in the manner required by the 1940 Act.

        (b) Termination. This Agreement shall automatically terminate in the event of its "assignment" as defined in the 1940 Act. This Agreement may be terminated at any time without the payment of any penalty by the Board of Trustees of the Fund or by a vote of a majority of the outstanding shares of the Series, upon sixty (60) days' written notice to the Manager. The Manager may terminate this Agreement at any time without payment of any penalty upon sixty
(60) days' written notice to the Fund. This Agreement may be terminated at any time without the payment of any penalty and without advance notice by the Trustees or by vote of a majority of the outstanding shares of the Series in the event that it shall have been established by a court or competent jurisdiction that the Manager or any officer or director of the Manager has taken any action which results in a breach of the covenants of the Manager set forth herein.

        (c) Payment Upon Termination. Termination of this Agreement shall not affect the right of the Manager to receive payment on any unpaid balance of the compensation described in Section 2 earned prior to such termination.

    9. Amendment. This Agreement may not be amended as to the Fund or the Series without the affirmative votes (a) of a majority of the Board of Trustees,


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including a majority of those Trustees who are not "interested persons" of the
Fund or of Manager, voting in person at a meeting called for the purpose of voting on such approval, and (b) of a "majority of the outstanding shares" of the Series. The terms "interested persons" and "vote of a majority of the outstanding shares" shall be construed in accordance with their respective definitions in the 1940 Act and, with respect to the latter term, in accordance with Rule 18f-2 under the 1940 Act.

   10. Ownership of Records; Interparty Reporting. All records required to be maintained and preserved by the Fund pursuant to the provisions of rules or regulations of the Securities and Exchange Commission under Section 31(a) of the 1940 Act or other applicable laws or regulations which are maintained and preserved by Manager on behalf of the Fund and any other records the parties mutually agree shall be maintained by Manager on behalf of the Fund are the property of the Fund and shall be surrendered by Manager promptly on request by the Fund; provided that Manager may at its own expense make and retain copies of any such records.

     The Fund shall furnish or otherwise make available to Manager such copies of the financial statements, proxy statements, reports, and other information relating to the business and affairs of each shareholder in the Series as Manager may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

     Manager shall prepare and furnish to the Fund as to the Series statistical data and other information in such form and at such intervals as the Fund may reasonably request.

   11. References and Headings. In this Agreement and in any such amendment, references to this Agreement and all expressions such as "herein," "hereof," and "hereunder" shall be deemed to refer to this Agreement as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction, or effect of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

   12. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

   13. Notices. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

   14. All parties hereto are expressly put on notice of the Fund's Agreement and Declaration of Trust dated August 10, 1999, and all amendments thereto, all of which are on file with the Secretary of The Commonwealth of Massachusetts, and the limitation of shareholder and Trustee liability contained therein. This Agreement has been executed by and on behalf of the Fund by its representatives as, such representatives and not individually, and the obligations of the Fund or Series hereunder are not binding upon any of the Trustees, officers or shareholders of the Fund or Series individually but are binding upon only the assets and property of the respective Series. With respect to any claim by

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Manager for recovery of that portion of the investment management fee (or any other liability of the Fund arising hereunder) allocated to a particular series, if there is more than one, whether in accordance with the express terms hereof or otherwise, the Manager shall have recourse solely against the assets of that series to satisfy such claim and shall have no recourse against the assets of any other series for such purpose.

   15. Use of the Fund Name. The Fund may use the name "Eagle Funds" or any other name derived from the name "Eagle" and the Series may use the name listed above only for so long as this Agreement or any extension, renewal, or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the business of Manager as investment adviser. At such time as this Agreement or any extension, renewal or amendment hereof, or such other similar agreement shall no longer be in effect, the Series shall cease to use the name above and the Fund will cease to use any name derived from the name "Eagle" or otherwise connected with Manager, or with any organization which shall have succeeded to Manager's business as investment adviser.

     IN WITNESS WHEREOF, the Fund and the Manager have caused this Agreement to be executed on the day and year first above written.


                                EAGLE FUNDS



                                By:     /s/ ALEX R. MEITZNER
                                    -----------------------------
                                     Alex R. Meitzner
                                     Chairman



                                RANSON & ASSOCIATES, INC.



                                By:     /s/ ROBIN K. PINKERTON
                                    -----------------------------
                                     Robin K. Pinkerton
                                     President







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